EXHIBIT 11
                                   ----------

                    CANANDAIGUA BRANDS, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                      (in thousands, except per share data)


                                          For the Nine Months Ended November 30,
                                         ---------------------------------------
                                               1999                  1998
                                         -----------------     -----------------
                                          Basic    Diluted      Basic    Diluted
                                         -------   -------     -------   -------
Income applicable to common shares       $61,847   $61,847     $49,991   $49,991
Adjustments                                 -         -           -         -
                                         -------   -------     -------   -------
Income applicable to common shares       $61,847   $61,847     $49,991   $49,991
                                         -------   -------     -------   -------
Shares:
Weighted average common shares
  outstanding                             18,023    18,023      18,412    18,412
Adjustments:
  Stock options                             -          479        -          469
                                         -------   -------     -------   -------
Adjusted weighted average common
  shares outstanding                      18,023    18,502      18,412    18,881
                                         -------   -------     -------   -------
Earnings per common share                $  3.43   $  3.34     $  2.72   $  2.65
                                         =======   =======     =======   =======


                                         For the Three Months Ended November 30,
                                         ---------------------------------------
                                               1999                  1998
                                         -----------------     -----------------
                                          Basic    Diluted      Basic    Diluted
                                         -------   -------     -------   -------
Income applicable to common shares       $29,900   $29,900     $20,161   $20,161
Adjustments                                 -         -           -         -
                                         -------   -------     -------   -------
Income applicable to common shares       $29,900   $29,900     $20,161   $20,161
                                         -------   -------     -------   -------
Shares:
Weighted average common shares
  outstanding                             18,083    18,083      17,892    17,892
Adjustments:
  Stock options                             -          568        -          433
                                         -------   -------     -------   -------
Adjusted weighted average common
  shares outstanding                      18,083    18,651      17,892    18,325
                                         -------   -------     -------   -------
Earnings per common share                $  1.65   $  1.60     $  1.13   $  1.10
                                         =======   =======     =======   =======